UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            December 1, 2005

WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda	1-31339	98-0371344
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

515 Post Oak Boulevard
Suite 600
Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Appears on Page 4

Item 1.01 Entry Into Material Definitive Agreements.
Item. 9.01 Exhibits
Exhibit Index
Indemnification Agreement
Employment Agreement - Hazel A. Brown

Item 1.01 Entry Into Material Definitive Agreements.
On December 1, 2005, we entered into an Indemnification Agreement and an Employment Agreement with Hazel A. Brown, who has been appointed as Vice President—Human Resources. The Indemnification Agreement provides that we will indemnify Ms. Brown if she becomes a party to or is threatened with a legal matter arising out of her serving as a director, officer, employee, agent or fiduciary of us or serving in a similar capacity of another entity at our request. This indemnification would not be applicable in respect of any fraud or dishonesty of the indemnitee. Ms. Brown’s Employment Agreement provides for a term of three years, automatically renewing annually for an additional three years. If we terminate Ms. Brown without Cause (as defined in the employment agreement), if she terminates her employment for Good Reason (as defined in the employment agreement) or if her employment is terminated by reason of her death or Disability (as defined in the employment agreement), she will receive a payment of the total of (1) an amount equal to two times the sum of the highest base salary during the five years prior to the year of termination and the greater of the highest annual bonus paid during the five years prior to the year of termination and the annual bonus that would be payable in the current fiscal year, (2) any accrued salary or bonus (pro-rated to the date of termination), (3) an amount equal to two times all employer contributions to our 401(k) plan and other deferred compensation plans over the last year of employment, grossed-up to account for federal and state taxes thereon, (4) an amount equal to two times all fringe benefits and (5) any benefits payable under our retirement plan as of the date of termination (unless a change of control has occurred or is pending, in which case the terms of the retirement plan will govern the payment of benefits under such plan). In addition, all benefits under all deferred compensation and other benefit plans, including restricted share grants, will automatically vest, and all health and medical benefits will be maintained after termination for a period of two years provided she makes her required contribution. Payments will be grossed up to satisfy any tax payments that may be required under Section 4999 of the Internal Revenue Code.
The foregoing description of the indemnification and employment agreements is qualified in its entirety by reference to those agreements, which are filed as exhibits to this report.
Item. 9.01 Exhibits
(c)      Exhibits
10.1      Indemnification Agreement, dated as of December 1, 2005, between Weatherford International Ltd. and Hazel A. Brown.
10.2      Employment Agreement, dated as of December 1, 2005, between Weatherford International Ltd. and Hazel A. Brown.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: December 2, 2005	/s/ Lisa W. Rodriguez
Lisa W. Rodriguez,
Senior Vice President and Chief Financial Officer

Exhibit Index
10.1      Indemnification Agreement, dated as of December 1, 2005, between Weatherford International Ltd. and Hazel A. Brown.
10.2      Employment Agreement, dated as of December 1, 2005, between Weatherford International Ltd. and Hazel A. Brown.